UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Amendment of a Material Definitive Agreement.

On February 28, 2007, Powerwave Technologies, Inc. (the “Company”) entered into a First Amendment to Credit Agreement to be effective as of December 31, 2006, by and among the Company, Bank of America, N.A., as Documentation Agent (“Documentation Agent”), Comerica Bank, as Administrative Agent (“Administrative Agent” and together with Documentation Agent, the “Agents”), and each of the Lenders party thereto. (the “Amendment to Credit Agreement”).

The Amendment to Credit Agreement amended that certain Credit Agreement dated October 13, 2006, by and among the Company, the Agents and the Lenders party thereto (the “Original Credit Agreement”).

Pursuant to the Amendment to Credit Agreement, the Original Credit Agreement was amended to, among other things, provide for (i) the addition of a borrowing base for eligible foreign and domestic receivables, (ii) an increase in the facility fees and letter of credit fees payable by the Company, (iii) an increase in the interest rate payable by the Company for all outstanding loans, (iv) the replacement of the leverage ratio, fixed charge coverage ratio and unrestricted cash covenants with a liquidity ratio and minimum EBITDA covenants, (v) the payment by the Company of an upfront fee and a contingent funding fee and (vi) a decrease in the permitted amount of certain investments that the Company can make during the term of the Original Credit Agreement as amended by the Amendment to Credit Agreement.

The foregoing description of the Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Amendment to Credit Agreement described in Item 1.01 constitutes the creation of a direct financial obligation. The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	First Amendment to Credit Agreement executed and delivered on February 28, 2007 to be effective as of December 31, 2006, by and among Powerwave Technologies, Inc., Bank of America, N.A., as Documentation Agent, Comerica Bank, as Administrative Agent and each of the Lenders party hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Credit Agreement executed and delivered on February 28, 2007 to be effective as of December 31, 2006, by and among Powerwave Technologies, Inc., Bank of America, N.A., as Documentation Agent, Comerica Bank, as Administrative Agent and each of the Lenders party hereto.

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